EXHIBIT 99.2

Certification of
Chief Financial Officer
of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2002 of Mannatech, Incorporated (the “Issuer”).

I, Stephen D. Fenstermacher, the Chief Financial Officer of the Issuer certify that:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  August 14, 2002.

/s/ STEPHEN D. FENSTERMACHER
Stephen D. Fenstermacher

Subscribed and sworn to before me
this 14 day of August, 2002

[NOTARY SEAL]

/s/ CAROLYN D. STUART
Carolyn D. Stuart Notary Public

My commission expires:  10/19/02